POWER OF ATTORNEY

CRESSET PRIVATE EQUITY OPPORTUNITY FUND

(the “Fund”)

I, Eric D. Becker, hereby authorize and designate Scott P. Conners as my agent and attorney-in-fact, with full power of substitution to:

(1) prepare, execute, acknowledge, deliver and file Schedules 13G, 13D, Forms 3, 4, and 5 (including any amendments thereto), including applications for Form ID, and any actions or documents necessary to facilitate the timely filing of beneficial ownership reports, with respect to the securities of the Fund, with the Securities and Exchange Commission (the “SEC”), any national securities exchanges and the Fund, as considered necessary or advisable under Sections 13(d) and 16(a) of the Act and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(3) prepare and sign on my behalf any Form 144 Notice under the Securities Act of 1933, as amended (the “Securities Act”), and file the same with the SEC; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Sections 13 or 16 of the Exchange Act, Section 5 of the Securities Act, or Rule 144 promulgated under the Securities Act.

The undersigned agrees that such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Fund and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse the Fund and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (“Prior Powers of Attorney”), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Schedules 13G and 13D, as well as Forms 3, 4, 5 and 144, with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney is governed by Delaware law. Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 7th day of Jan , 2019.

By:	/s/ Eric D. Becker
Name:	Eric D. Becker

POWER OF ATTORNEY

CRESSET PRIVATE EQUITY OPPORTUNITY FUND

(the "Fund")

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Scott P. Conners and Joshua B. Deringer, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all Initial Registration Statements, and any Pre-Effective Amendments and/or Post-Effective Amendments to the Registration Statements of the Fund on Form N-2 and any filings made with any state regulatory agency or authority, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of this 7th day of January, 2019.

Signature:	/s/ Eric D. Becker
Name:	Eric D. Becker
Title: